EXHIBIT 5.1
                    MCGUIRE WOODS
	  BATTLE & BOOTHE LLP
           The Army and Navy Club Building
                 1627 Eye Street, N.W.
              Washington, D.C. 20006-4007
        Telephone/TTD (202) 857-1700   Fax (202) 857-1737

December 11, 1997

Board of Directors
Hadron, Inc.
4900 Seminary Road
Alexandria, Virginia 22311

Gentlemen:

     You propose to file as soon as possible with the Securities and Exchange Commission a registration statement on Form S-8
(the "Registration Statement") relating to the Hadron, Inc.
1997 Employee Stock Purchase Plan (the "Plan"). The Registration Statement covers 250,000 shares of Hadron, Inc. Common Stock,
$.02 par value, which have been, with the approval of the shareholders of Hadron, Inc. reserved for issuance under the Plan.

     We are of the opinion that the 250,000 shares of Common Stock which are authorized for issuance under the Plan, when issued and sold in accordance with the terms and provisions of the Plan and as set forth in and contemplated by the Registration Statement, will be duly authorized, legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                              Very truly yours,

                              /s/ McGuire Woods Battle & Boothe, LLP